UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: January 27, 2017

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636‑4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2017, eGain Corporation (the “Company”) entered into an Amendment Number Two to Credit Agreement (the “Amendment”), which amends the Credit Agreement dated as of November 21, 2014, among the Company, Wells Fargo Bank, National Association, as agent, and the lenders party thereto (as amended, the “Credit Agreement”).  Pursuant to the Amendment, the Applicable Margin (as defined in the Credit Agreement) at which LIBOR loans advanced under the Credit Agreement bear interest may now be either 5.5% per annum or 7.0% per annum, depending on the Company’s “TTM Recurring Revenue Calculation” (as defined in the Credit Agreement).  The TTM Recurring Revenue Calculation is based on the Company’s consolidated trailing twelve months of revenue relating to hosted, subscription and maintenance fee revenues attributable to the Company’s software.  Loans may also bear interest under the Credit Agreement at the Base Rate (as defined in the Credit Agreement) and the corresponding Applicable Margin for Base Rate loans is 1.0% per annum less than for LIBOR loans.  Under the Amendment, a 1.0% fee will also be payable until the first anniversary of the Amendment on the amount of any voluntary prepayment of the term loan advanced under the Credit Agreement or the amount of any voluntary reduction of revolving commitments provided under the Credit Agreement.

The Amendment modifies the two financial covenants the Company is required to comply with until the “Financial Covenant Replacement Date” (as defined in the Credit Agreement) has occurred.  The Financial Covenant Replacement Date is the first day of the fiscal quarter following the date on which the Company has achieved (i) a Fixed Charge Coverage Ratio equal to or greater than 1.50 to 1.00 and (ii) a Leverage Ratio of less than 2.50 to 1.00 for the immediately preceding two consecutive fiscal quarters (as such terms are defined in the Credit Agreement).  In addition, the Financial Covenant Replacement Date will not be deemed to occur unless the Company is in compliance with the applicable Leverage Ratio as of the last day of the fiscal quarter preceding the test date.

Under the Amendment the minimum EBITDA (as defined in the Credit Agreement) levels the Company is required to achieve on and prior to the Financial Covenant Replacement Date were modified to be, as of the end of each fiscal quarter, at the least the amount set forth in the table below for the applicable period opposite such amount:

Applicable Amount	Applicable Period
($900,000)	For the four quarter period ending December 31, 2016
($2,000,000)	For the four quarter period ending March 31, 2017
($4,500,000)	For the four quarter period ending June 30, 2017
($6,100,000)	For the four quarter period ending September 30, 2017
($5,100,000)	For the four quarter period ending December 31, 2017
($3,800,000)	For the four quarter period ending March 31, 2018
($3,000,000)	For the four quarter period ending June 30, 2018
($1,500,000)	For the four quarter period ending September 30, 2018
$0	For the four quarter period ending December 31, 2018
$1,500,000	For the four quarter period ending March 31, 2019
$3,000,000	For the four quarter period ending June 30, 2019
$4,000,000	For the four quarter period ending September 30, 2019

In addition, the amount of Liquidity (as defined in the Credit Agreement) the Company is required to maintain on and prior to the Financial Covenant Replacement Date was reduced from $10 million to $4 million.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2017, the Company entered into the Amendment described above. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Amendment Number Two to Credit Agreement, dated as of January 27, 2017, by and among the Company, the lenders identified on the signature pages thereto, and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2017	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric Smit Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Signatory)